EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 333-68146 and 333-84422.

/s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland

May 7, 2002